CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use of our report dated July 1, 1996 included herein, and to the reference to our firm under the heading "Experts" in the Prospectus and the Registration Statement on Amendment No. 2 to Form S-1.



/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
December 31, 1996